SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2004

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE
P. O. BOX 9
SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 491-9181

Item 5 – Other Events and Regulation FD Disclosure

As of February 26, 2004, Imperial Sugar Company (“the Company”) and its lenders agreed to an amendment to the $175 million Senior Secured Credit Facility dated December 31, 2002 (“Credit Agreement”). A copy of the Amendment to the Credit Agreement is attached to this document as Exhibit 99.1.

On March 5, 2004 the Company repaid the remaining outstanding balance on the Term Loan portion of the Credit Agreement. The Term Loan was originally a three-year, $35 million loan with a final maturity in December 2005. The $140 million revolving credit facility under the Credit Agreement remains available for use by the Company. As of March 5, 2004, after repayment of the Term Loan, the Company had no outstanding borrowings under the revolving credit facility.

Item 7 – Financial Statements, Pro Forma Financial Information & Exhibits

Exhibits:

99.1      First Amendment to Credit Agreement Dated December 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: March 5, 2004	By:	/s/ Darrell D. Swank
Darrell D. Swank
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)